                                                                Exhibit 10.2

                             BRIDGE NOTE
                             -----------


          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO SET-OFF UNDER CERTAIN CIRCUMSTANCES.


                                        New York, New York
                                        June 27, 1997


          FOR VALUE RECEIVED, the undersigned, Mtel Latin America, Inc., a corporation organized under the laws of Delaware (the "Company"), HEREBY
                                                       -------
PROMISES TO PAY to the order of ________________________________________________
(together, with its successors and assigns, the "Payee"), in lawful money of the
                                                 -----
United States of America in immediately available funds, at such account as the Payee may, from time to time, designate in writing to the Company, the principal sum of_______________________(the "Principal Amount"), which amount shall be
                                   ----------------
payable in accordance with the terms hereof.

          This Note is being issued in connection with the Stock Purchase Agreement, dated as of June 6, 1997 (as amended, restated or modified from time to time, the "Purchase Agreement") among the Company, the Payee,and
              ------------------                                    -----------
               .
---------------

          1.  Interest. Interest shall accrue on the Principal Amount during
              --------
each Interest Accrual Period from the date hereof until the Principal Amount shall be paid in full at the rates set forth below ("Interest Accrual Period" shall mean the
                                       -----------------------
period from and including the first day of each month during the term of this Note commencing on the date hereof to but excluding the first day of the subsequent month):

          Interest Accrual                    Interest Rate
          Period                              per annum
          ----------------                    -------------
            1, 2, 3                                10.0%
               4                                   10.5%
               5                                   11.0%
               6                                   11.5%
               7                                   12.0%
               8                                   12.5%
               9                                   13.0%
              10                                   13.5%
              11                                   14.0%
              12                                   14.5%

Interest on this Note will be computed on the average daily outstanding balance, based upon a 365-day year, and paid for the number of days elapsed. Accrued interest shall be paid quarterly in arrears (i) on September 30, 1997, December 30, 1997, March 30, 1998 and June 30, 1998, and (ii) on any prepayment, at maturity (whether by acceleration or otherwise) and, after a Demand Event (as defined below), upon demand.

          2.  Principal.  Subject to Sections 3 and 7 hereof, the Principal
              ---------
Amount shall be repaid by the Company, without premium or penalty, on June 30, 1998 (the "Maturity Date"), provided, however, that the Company shall have the
           -------------    --------  -------
right to prepay the Principal Amount in whole or in part from time to time prior to the Maturity Date. All payments and prepayments under this Note shall be made to the Payee not later than 12:00 noon, New York time, on the date when due in immediately available funds to such account as may be specified from time to time in writing to the Company, and any funds received after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding business day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a business day, the due date thereof shall be extended to the next succeeding business day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

          3.  Set-Off.  The Company may, at its option, set-off and apply any
              -------
and all amounts owed to the Company arising under the Purchase Agreement as determined by mutual agreement between the Company and the Payee or by a court of competent jurisdiction, against any and all of the obligations of the Company now or hereafter existing under this Note. In such event, the Company shall so notify the Payee in writing at least three (3) business days before such set-off; provided that, the failure to give such notice shall not affect the
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validity of such set-off and application.

          4.  Demand Events.  Upon the occurrence of any Demand Event, the
              -------------
unpaid balance on the Principal Amount, any and all accrued and unpaid interest on the Principal Amount and any and all other obligations hereunder shall be due and payable upon demand of the Payee, which demand shall be in the form of written notice delivered to the Company at the address set forth on the signature page hereof. "Demand Event" shall mean (i) an Event of Default
                         ------------
described in Section 7 hereof or (ii) (a) one Business Day after the closing by the Company of any transaction involving any public or private offering of debt or equity securities or a bank financing, (b) three Business Days after the closing by the Company of any transaction involving a sale, liquidation, disposal or transfer of the Company's assets outside of the ordinary course of business (including in any event any sale of the capital stock or other equity interests or all or substantially all of the assets of any of the Company's subsidiaries or all or substantially all of the assets of the Company or any of its subsidiaries relating to the business of the Company located in a particular country or a particular geographic region), in the case of each of (a) and (b), in which the cash proceeds actually received by the Company from non-affiliates exceed, individually or cumulatively from and after June 6, 1997 (in the case of a series of such transactions), $8 million or
(c) the closing by the Company of any transaction involving the redemption or other acquisition of any shares of the capital stock of the Maker, provided
                                                                   --------
that, "Demand Event" shall not include any borrowing by the Company secured by
----
proceeds expected in connection with the second installment of purchase consideration arising from the sale of the Company's 19% interest in Teletrim. "Business Day" for purposes of this Note shall mean any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to close in the City of New York, New York, United States of America and Buenos Aires, Argentina.

          5.  Representations and Warranties.  As of the date hereof, the
              ------------------------------
Company represents and warrants as follows:

            (a) The Company (1) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (2) has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently or heretofore conducted or proposed to be conducted, to execute and deliver this Note and to perform its obligations under this Note, and (3)
     is duly qualified, licensed, or admitted to do business as a foreign corporation or other entity, as the case may be, and, if applicable, is in good standing, in each jurisdiction where failure to be so qualified, licensed or admitted or to be in good standing would reasonably be expected to have a Material Adverse Effect. "Material Adverse Effect" means any
                                         -----------------------
     change in, or effect on, as the case may be, the Company, that is materially adverse to (i) the assets, business, results of operations or the condition (financial or otherwise) of the Company or (ii) the ability of the Payee to enforce its remedies hereunder, but shall exclude any change or effect principally due to general economic or industry wide conditions in the one-way paging business.

            (b) The Company has all requisite corporate power and authority to execute and deliver this Note and to perform all of its obligations hereunder. The execution and delivery of this Note, and the performance by the Company of its obligations hereunder, have been duly authorized by all necessary corporate action (including any necessary stockholder action) on its part, and do not: (1) contravene any applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees, determinations or awards applicable to the Company, (2) violate any provision of its organizational documents or by-laws, (3) result in a breach of or constitute a default under any indenture, mortgage, deed of trust, lease, loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, except for such breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect, or (4) require any consent, approval, authorization or other action by, or filing with or notification to, any third party or any governmental, judicial or regulatory authority.

            (c) This Note has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (d) As of the date hereof, no event has occurred and is continuing which constitutes, or with the giving of notice or the passage of time will constitute, an event of default under this Note.

            (e) There is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the Company's actual knowledge after due inquiry, threatened against the Company or any of its affiliates before any governmental, judicial or regulatory authority which if adversely determined would have, individually or in the aggregate, a Material Adverse Effect on the Company's results of operations, financial condition or ability to perform its obligations under this Note.

            (f) As of the date of this Note, except for liabilities (i) reflected on or reserved against on the balance sheets as of December 31, 1996 of the Company or disclosed in any note thereto, or (ii) reflected on or reserved against on the balance sheets as of March 31, 1997 of the Company, (iii) evidenced by this Note and the other bridge promissory notes issued in connection with the Purchase Agreement, or (iv) incurred in the ordinary course of the Company's business, the Company has no liabilities (absolute, accrued, contingent or otherwise) which would be required by generally accepted accounting principles in the United States to be reflected on or reserved against on the balance sheet of the Company.

          6.  Covenants.  For so long as any portion of the obligations of the
              ---------
Company under the Note shall remain unpaid, the Company covenants and agrees as follows:

            (a) Except in connection with a transaction contemplated by subsection (b) below, the Company shall not liquidate, wind-up or dissolve itself (or suffer any of the same, unless contemporaneously reconstituted with no Material Adverse Effect) or discontinue its business.

            (b) The Company shall not consolidate or merge into, or transfer its properties and assets substantially as an entirety to, another person, unless (i) the surviving person, if other than the Company, or the transferee assumes all the obligations of the Company under this Note, and
     (ii) after giving effect to such consolidation, merger or assumption, there would not exist any Event of Default (as hereinafter defined) or event which, with the giving of notice or the passage of time, would give rise to an Event of Default under this Note.

          (c) The Company shall notify the Payee promptly by telephone, confirmed in writing, or in writing, upon the occurrence of a Demand Event, including without limitation (i) any Event of Default or event with the giving of notice or the passage of time would give rise to such an Event of Default and (ii) the closing of any transaction referred to in
     Section 4(ii)(b) hereof in which the cash proceeds actually received by the Company from non-affiliates individually or cumulatively from and after June 6, 1997 (in the case of a series of such transactions) first exceeds $2,000,000, $4,000,000 and 6,000,000.

          7.  Events of Default.  Each of the following events, acts,
              -----------------
occurrences or conditions shall constitute an "Event of Default" under this
                                               ----------------
Note:

            (a) The Company shall default in any payment when due of the Principal Amount;

            (b) The Company shall default in any payment when due of interest on the Principal Amount and such failure continues uncured for 5 Business Days;

            (c) The Company shall default in any other obligation hereunder and such failure continues uncured for 20 days;

            (d) Any representation or warranty of the Company contained herein shall prove to have been false in any material respect on the date made and such condition shall remain uncured for 10 days; and

            (e) (i) The Company shall commence a voluntary case concerning itself under Title 11 of the United States Code (the "Bankruptcy Code"); or (ii)
                                                      ---------------
an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not dismissed within 90 days after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or the Company commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 90 days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) the Company is adjudicated insolvent or bankrupt; or (vi) the Company makes a general assignment for the benefit of creditors.

          8.  Remedies.  (a) Upon the occurrence and during the continuance of
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any Event of Default under Section 7(a) or 7(b) above, the Payee may demand the
Principal Amount, any and all accrued and unpaid interest on the Principal Amount and any and all other obligations of the Company hereunder to be immediately due and payable in accordance with Section 4 hereof.

           (b) Upon the occurrence and during the continuance of any Event of Default under Section 7(c) above, the unpaid balance on the Principal Amount and any and all accrued and unpaid interest on the Principal Amount and any and all other obligations hereunder shall be immediately due and payable automatically, without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Company.

           (c) Upon the occurrence and during the continuance of any Event of Default, the $3 million penalty specified in Section 5.4 of the Purchase Agreement shall be eliminated; provided, that, the Payee shall not initiate
                               --------  ----
commercial service with regard to the Two-Way Paging Business (as defined in the Purchase Agreement) in Argen-tina for at least 21 months from the Closing Date (as defined in the Purchase Agreement). Notwithstanding the foregoing, all other provisions of Section 5.4 of the Purchase Agreement, including but not limited to the concept of a Carrier's Carrier (as defined in Section 5.4(h) of the Purchase Agreement), shall remain in full force.

          9.  Expenses.  Each party shall bear its own out-of-pocket costs,
              --------
expenses and taxes in connection with the negotiation, preparation, execution, delivery, amendment, enforcement or waiver of this Note.

          10.  Successors and Assigns.  This Note shall inure to the benefit of
               ----------------------
and be binding upon the successors and assigns of the Payee and the Company.

          11.  Governing Law.  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE
               -------------
PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

          12.  Jurisdiction.  The Company and the Payee each hereby irrevocably
               ------------
(i) agrees that any legal suit, action or proceeding arising out of this Note or the subject matter hereof may be instituted in any state or federal court sitting in the City of New York, Borough of Manhattan, State of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may have now or hereafter based on lack of personal jurisdiction, forum non conveniens or to the laying of venue of any such suit, action or proceeding, and
(iii) expressly consents and submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding.

          IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute and deliver this Note as of the date first above written.


                              MTEL LATIN AMERICA, INC.


                              By:
                                 -------------------------
                                 Name:
                                 Title:

                              Notice Address:
                                   Mobile Telecommunication Technologies Corp.
                                   200 South Lamar Street
                                   Jackson, Mississippi 39201

                                   Tel: (601)944-1300
                                   Fax: (601)944-7158


Accepted and Agreed:

Payee:



By:
    ----------------------
     Name:
     Title: